SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: NOVEMBER 27, 2000

                       RICK'S CABARET INTERNATIONAL, INC.
         (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)

           TEXAS                         0-26958                 76-0037324
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                            505 NORTH BELT, SUITE 630
                              HOUSTON, TEXAS 77060
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (281) 820-1181
            (REGISTRANT'S  TELEPHONE  NUMBER,  INCLUDING  AREA  CODE)

Item  2.     Acquisition  or  Disposition  of  Assets


     On November 27, 2000, we acquired the Chesapeake Bay Cabaret, an upscale gentlemen's club located just minutes from the NASA Space Center and Houston's Hobby Airport. The seller and landlord is WMF Investments Inc. The transaction was completed once all licenses and permits had been granted and issued to Rick's. Rick's management had been operating the club under an agreement signed in May which granted Rick's the right to manage the business until the completion of the acquisition.

     The purchase price for business of the Chesapeake Bay Cabaret was 160,000 restricted shares of Rick's common stock. We also entered into a 10-year lease agreement between Rick's and WMF Investments. The lease grants Rick's an additional 10-year option for the property and the building where the Chesapeake Bay Cabaret is located. The initial lease payment is $12,000 per month plus 4% of gross revenues exceeding $125,000 per month.


     In the event that on August 6, 2001, the average closing price of Rick's common stock for the sixty (60) days prior to August 6, 2001 is less than $5.00 per share then we will be obligated to pay by making a promissory note to the seller an amount equal to the lesser of (i) $250,000.00 or (ii) $800,000.00 less the market value of the 160,000 shares. Such a promissory note would have an interest rate of 10% per annum and 108 monthly payments.

     This transaction was the result of arm length negotiations between the parties. However, no appraisal was done.


Item 7.      Financial  Statements  and  Exhibits

     (a)     Financial  Statements

             None.


     (b)     Exhibits

     10.1    Lease
     10.2    Asset  Purchase  Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RICK'S CABARET INTERNATIONAL, INC.


                                          By:  /s/  Eric Langan
                                          --------------------------------------
Date: November 29, 2000                   Eric Langan
                                          President and Chief Accounting Officer